UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): Wednesday, September 22, 2004

COINSTAR, INC.

(Exact name of registrant as specified in charter)

Delaware	000-22555	94-3156448
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COINSTAR, INC.

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 943-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The Company is furnishing this Report on Form 8-K pursuant to Regulation FD in connection with the disclosure of certain information by David W. Cole, the Company’s Chief Executive Officer, while speaking at an investor conference sponsored by Merriman Curhan Ford & Co. on September 21, 2004 in San Francisco, California. During the question and answer session following his prepared remarks, Mr. Cole was asked to elaborate on the nature of the Company’s contractual relationships with its retail partners. As part of his response, Mr. Cole indicated that retailers representing approximately 70% of the Company’s coin volume processed are party to multi-year contracts with the Company. To clarify, retailers representing approximately 60% of the Company’s coin volume processed by its Coinstar® coin counting machines during the last twelve months are presently party to multi-year contracts with the Company.

The information in this Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. The Company does not have, and expressly disclaims, any obligation to release publicly any updates to the foregoing information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COINSTAR, INC.

By:	/s/ David W. Cole
David W. Cole
Chief Executive Officer

Dated: September 22, 2004